LOAN AGREEMENT

THIS AGREEMENT made the June 30, 2020.

BETWEEN:

FRANKLIN OGELE of One Gateway Center, 26th Fl, Newark, New Jersey 07102. (“Lender”)

OF THE FIRST PART

AND:

NEW AFRICA PETROLEUM,  CORP, a company incorporated pursuant to the laws of Delaware with an address at One Gateway Center, 26th Fl., Newark, New Jersey 07102. ("Company")

OF THE SECOND PART

WHEREAS:

A. Company requires funding in connection with its business operations.

B. Lender has agreed to loan the amount up to US$50,000 to the Company, on certain terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH the parties hereto agree as follows:

1.Lender hereby agrees to loan the amount up to US$50,000. The Lender may lend additional amount after the initial $50,000 loan, but he is not required to do so.

2.Loan funds advanced shall be non-interest bearing, secured and payable upon demand.

3.Any additional funds that Lender loans to Company subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

NEW AFRICA PETROLEUM, CORP

/s/ Franklin Ogele	/s/ Franklin Ogele
Franklin Ogele	Authorized Signatory